UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 22, 2012

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On February 22, 2012, Caesars Entertainment Corporation (the “Registrant”) reported that in connection with the previously announced amendment of the senior secured credit agreement of its wholly owned subsidiary, Caesars Entertainment Operating Company, Inc. (the “Borrower”), lenders under the credit agreement (i) elected to convert approximately $71 million of existing revolving commitments maturing on January 28, 2014 into Term B-6 Loans with a maturity of January 28, 2018 and (ii) elected to extend the maturity of approximately $31.3 million of revolving commitments from January 28, 2014 to January 28, 2017. As previously announced, the Term B-6 Loans will have a springing maturity to April 14, 2017 if more than $250.0 million of the Borrower’s 11.25% Senior Secured Notes due 2017 remain outstanding on April 14, 2017. Upon the effectiveness of the amendment, the Borrower will repay a portion of the Term B-6 Loans of the converting lenders and will permanently reduce 20% of the revolver commitments of the extending lenders. After taking into account such repayments and reductions and the previously reported extension of existing term loans into Term B-6 Loans, there will be approximately $1.8 billion of Term B-6 Loans outstanding, $25 million of extended revolver commitments with a maturity of January 28, 2017, approximately $2.1 billion of original maturity B-1, B-2 and B-3 term loans outstanding with a maturity of January 28, 2015 and $1.1 billion of existing revolving commitments outstanding with a maturity of January 28, 2014. The effectiveness of the amendment and the extension and/or conversion of the loans and/or commitments thereunder is subject to customary closing conditions, including receipt of required gaming regulatory approvals and the reaffirmation of the security under the Credit Agreement. In addition to the foregoing, the Borrower may elect to extend and/or convert additional term loans and/or revolver commitments from time to time.

The Registrant is disclosing under Item 7.01 of this Current Report on Form 8-K the foregoing information.

The Registrant is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: February 22, 2012	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Senior Vice President, Deputy General Counsel and Corporate Secretary